Exhibit 14.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions `Financial Highlights''and ``Independent Auditors'' and the use of our report dated August 9, 1996, on the financial statements of State Bond Minnesota Tax-Free Income Fund (the Fund) in the Registration Statement (Form N-1A) of the Fund which is incorporated by reference in, and reference to our firm in Exhibit A of, the post-efective amendment to the Registration Statement (Form N-14) of Federated Municipal Opportunities Fund, Inc. filed with the Securities and Exchange Commission.





/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP

Kansas City, Missouri
December 16, 1996